Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

Between

CORAUTUS GENETICS INC.

and

BOSTON SCIENTIFIC CORPORATION

Dated as of June 27 2005

Exhibit A - List of Agreements Relating to Registration Rights

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 27, 2005 by and between CORAUTUS GENETICS INC., a Delaware corporation (the “Company”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Investor”).

W I T N E S S E T H :

WHEREAS, the parties have entered into an Investment Agreement, dated as of June 27, 2005 (the “Investment Agreement”), pursuant to which the Investor has agreed, among other things, to subscribe for and purchase 2,105,264 shares (the “Purchased Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the parties desire to enter into this Agreement to govern certain of their rights, duties and obligations in connection with the shares of the capital stock of the Company to be held by the Investor and any permitted transferees.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(b) “Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in the City of New York.

(c) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

(f) “Law” means any other United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

(g) “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(h) “Preliminary Prospectus” shall mean any preliminary Prospectus or preliminary Prospectus supplement that may be included in any Registration Statement.

(i) “Private Placement” shall mean any offering or placement of securities of the Company in a transaction that is exempt from the registration requirements of the Securities Act.

(j) “Prospectus” shall mean the Prospectus included in any Registration Statement (including, without limitation, a prospectus that includes information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act), as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(k) “Public Offering” shall mean the offer of shares of Common Stock or securities convertible into or exchangeable for Common Stock on a broadly-distributed basis, not limited to sophisticated investors (except for qualified institutional buyers pursuant to Rule 144A under the Securities Act), pursuant to a firm-commitment or best-efforts underwriting or purchase arrangement.

(l) “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m) “Registrable Securities” means at any time (a) the Purchased Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Shares. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities upon the earlier of (i) when they have been registered under the Securities Act (the registration statement in connection therewith having been declared effective) and disposed of pursuant to such effective registration statement, (ii) when they are sold by a Person in a transaction in which the rights and obligations under the provisions of this Agreement are not assigned, (iii) when they have been sold or distributed pursuant to Rule 144 (including Rule 144(k)) or (iv) when all such Registrable Securities held by such holder may be sold or distributed without registration pursuant to Rule 144(k).

(n) “Registration Statement” shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities, including the prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

(o) “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

(p) “SEC” means the Securities and Exchange Commission.

(q) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(r) “Transaction Documents” shall have the meaning ascribed thereto in the Investment Agreement.

1.2 Other Defined Terms

The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble
Blackout Period	2.10(b)
Common Stock	Recitals
Company	Preamble
Company Indemnified Person	2.12(b)
Demand	2.1
Existing Agreements	2.9
Existing Holders	2.8
indemnifying parties	2.12(c)
Investment Agreement	Recitals
Investor	Preamble
Investor Indemnified Person	2.12(a)
Losses	2.12(a)
Maximum Number	2.8
NASDAQ	2.10(c)(13)
Proceeding(s)	2.12(c)
Purchased Shares	Recitals
Registration Expenses	2.11(a)
Seller(s)	2.9(a)

ARTICLE 2

REGISTRATION RIGHTS

2.1 Demand Registration

If at any time after the first year anniversary of the issuance of the Purchased Shares to the Investor, the Investor shall request the Company in writing (each, a “Demand”) to register under the Securities Act a specified number of Registrable Securities, the Company shall use commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a Registration Statement with the SEC under the Securities Act to effect such registration; provided, that each such request shall (a) specify the number of shares of Registrable Securities intended to be offered and sold, (b) describe the nature or method of the proposed offer and sale thereof and (c) contain the undertaking of the Investor to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement.

2.2 Selection of Underwriter(s)

If the registration pursuant to Section 2.1 relates to an underwritten offering, the managing or lead underwriter(s) shall be an underwriter(s) of nationally recognized standing selected by the Company, which shall be reasonably acceptable to the Investor; provided, if the foregoing is inconsistent with any agreement that is in effect between the Company and an underwriter on the date hereof (but not as such agreement may be hereafter amended), then the Investor shall have the right to approve the co-lead manager.

2.3 Priority in Requested Registration

If a registration pursuant to Section 2.1 involves an underwritten offering, and the managing or lead underwriter(s) shall advise the Investor in writing (a copy of which shall be provided to the Company by the Investor) that, in its or their reasonable commercial judgment, the number of Registrable Securities requested to be included in such registration by the Investor, the Company and any other Person exceeds the number which can be sold in such offering within a price range acceptable to the Investor, the Company shall include in such registration the number of securities that the Company is so advised can be sold in such offering, as follows: (i) first, the Registrable Securities proposed to be included by the Investor, (ii) second, the Registrable Securities requested by the Company, unless otherwise provided in an agreement between the Company and another Person(s), and (iii) third, the Registrable Securities of any other Person(s) proposed to be included in such registration, in accordance, as to the priorities among such other Person(s), with the rights contained in the respective agreements into which such Person(s) and the Company have entered.

2.4 Limits on Demand Registrations

The Company shall not be required to effect any registration pursuant to Section 2.1 or 2.6 after two Demands requested by the Investor pursuant to Section 2.1 and/or 2.6 shall have been effected.

2.5 Withdrawal

The Investor shall have the right to request withdrawal of any Registration Statement filed with the SEC pursuant to Section 2.1 or Section 2.6 (and the Company shall so withdraw such Registration Statement) so long as such Registration Statement has not become effective, provided that, in such case, the Investor shall pay all related out-of-pocket Registration Expenses (as defined below in Section 2.11(a)) reasonably incurred by the Company unless a Registration Statement shall be effected pursuant to Section 2.1 or Section 2.6 within 270 days after such withdrawal.

2.6 Shelf Registration

If at any time after the first year anniversary of the issuance of the Purchased Shares the Investor shall request to the Company in writing, the Company shall use commercially reasonable best efforts to file and cause to be declared effective a “shelf” Registration Statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for Registrable Securities, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof. The Company agrees to use commercially reasonable best efforts to keep such Registration Statement continuously effective and usable for resale of Registrable Securities, for a period of twenty-four months from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate at such time as the Investor has sold all the Registrable Securities covered by such Registration Statement or such time as such securities cease to be Registrable Securities as defined in Section 1.1; provided, however, that the Company may elect that such Registration Statement not be filed or usable during any Blackout Period (as defined in Section 2.10(b)). The Investor shall be entitled to a total of one “shelf” registration pursuant to this Section 2.6, which shall count as one Demand for purposes of the limitations on Demands set forth in Section 2.4.

2.7 Effective Registration Statement

A registration requested pursuant to Section 2.1 or 2.6 shall not be deemed to be effected if (a) a Registration Statement with respect thereto shall not have become effective under the Securities Act and remained effective for at least 90 days or until the completion of the distribution of the Registrable Securities thereunder, whichever is earlier (including, without limitation, because of a withdrawal of such Registration Statement by the Investor prior to the effectiveness thereof pursuant to Section 2.5 hereof), (b) after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority, or as a result of the initiation of any proceeding for such a stop order by the SEC through no fault of the Investor and the result of such interference is to prevent the Investor from disposing of such Registrable Securities proposed to be sold in accordance with the intended methods of disposition, (c) the Company exercises its rights under Section 2.10(b), and the result is a delay in the proposed distribution of any Registrable Securities and the Investor determines not to sell such Registrable Securities pursuant to such registration as a result of such delay, or (d) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering shall not be satisfied or waived with the consent of the Investor.

2.8 Piggyback Registration

Beginning on the date of the issuance of the Purchased Shares, if the Company proposes to register any shares of Common Stock for itself or any of its stockholders (the stockholders at such time being the “Existing Holders”) under the Securities Act on a Registration Statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), the Company shall give written notice of such proposal at least 15 days before the anticipated filing date, which notice shall include the intended method of distribution of such shares, to the Investor. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such Registration Statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 2.9, upon the written request of the Investor, given within 10 days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by the Investor), the Company will use commercially reasonable best efforts to include in the Registration Statement the Registrable Securities referred to in the Investor’s request; provided, however, that if such Registration Statement relates to a Public Offering, then any participation in such Public Offering by the Investor shall be on substantially the same terms as the Company’s (or its other stockholders’) participation therein; and provided further that the amount of Registrable Securities to be included in any such Public Offering shall not exceed the maximum number which the managing underwriter of such Public Offering considers in its reasonable commercial judgment to be appropriate based on market conditions and other relevant factors (the “Maximum Number”). The Investor agrees not to sell any of the Registrable Securities that may be registered pursuant to this Section 2.8 for a period of one year after the date of the issuance of the Purchased Shares. The Investor shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to this Section 2.8 by giving written notice to the Company of its election to withdraw such request at least five business days prior to the proposed effective date of such Registration Statement.

2.9 Allocation of Securities Included in a Public Offering

(a) If the lead managing underwriter for any Public Offering to be effected pursuant to Section 2.8 of this Agreement shall advise the Company and the Investor (each, a “Seller” and, collectively, the “Sellers”) in writing that the number of shares of Common Stock sought to be included in such Public Offering (including those sought to be offered by the Company, those sought to be offered by the Sellers and those sought to be offered by Existing Holders) is more than the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures: First, the Company shall be entitled to include all of the securities that it has proposed to include, and second, to the extent that any other securities may be included without exceeding the Maximum Number, and subject to rights of any holders of the Company’s Securities under the agreements listed on

Exhibit A (the “Existing Agreements”), the Investor shall be entitled to participate in that registration on a basis no less favorable than that of any other holder of the Company’s securities.

(b) Notwithstanding anything to the contrary in Section 2.8 and Section 2.9(a), the Investor shall be entitled to participate in a Public Offering effected by the Company pursuant to a request under an Existing Agreement only to the extent that the terms of such Existing Agreement permits the Investor to so participate. The Company agrees that in any modification or amendment of an Existing Agreement, the rights of the Investor as granted under this Agreement will not be adversely affected, and that registration rights granted by the Company under any future registration rights agreement that the Company may enter into will be on a basis no more favorable than the rights granted to the Investor herein, unless the Company also grants equivalent rights to the Investor at the time of such other agreement.

2.10 Obligations of the Company

(a) Whenever the Company is required by the provisions of this Agreement to use commercially reasonable best efforts to effect the registration of any Common Stock under the Securities Act, the Company shall (i) prepare and, as soon as reasonably possible and in any event within 45 days following receipt of a notice from the Investor to that effect, file with the SEC a Registration Statement with respect to such Registrable Securities, and shall use commercially reasonable best efforts to cause such Registration Statement to become effective and to remain effective until the sale of all of the shares of Registrable Securities so registered or, in the case of a “shelf” registration statement filed pursuant to Section 2.6, for the period specified in that Section; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to make and to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such Registration Statement until the sale of all of the shares of Registrable Securities so registered or, in the case of a “shelf” registration statement filed pursuant to Section 2.6, for the period specified in that Section; and (iii) take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Investor to be registered and disposed of in accordance with the method of disposition described herein.

(b) Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that filing a Registration Statement or maintaining effectiveness of a current Registration Statement would have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such disclosure is not in the best interests of the Company and its shareholders, the Company shall be entitled to postpone filing or suspend the use by the Investor of the Registration Statement for a reasonable period of time, but not in excess of 60 consecutive calendar days (a “Blackout Period”). The Company shall be entitled to exercise such suspension rights more than one time in any calendar year; provided that such exercise shall not prevent the Investor from being entitled to at least 240 days of effective registration rights per year and that no suspension period may commence if it is less than 30 calendar days from the prior such suspension period.

(c) In connection with any Registration Statement, the following provisions shall apply:

(1) The Company shall furnish to the Investor, prior to the filing thereof with the SEC, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall afford the Investor, the managing underwriters, and their respective counsel, if any, a reasonable opportunity within a reasonable time period to review and comment on copies of all such documents (including a reasonable opportunity to review copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

(2) The Company shall take such action as may be necessary so that: (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) The Company shall advise the Investor and, if requested by the Investor, confirm such advice in writing of:

(i) when a Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii) the issuance by the SEC of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus relating to such Registrable Securities until the requisite changes have been made).

(4) The Company shall use commercially reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement relating to such Registrable Securities at the earliest possible time.

(5) The Company shall furnish to the Investor with respect to the Registration Statement relating to such Registrable Securities, without charge, such number of copies of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as the Investor shall reasonably request.

(6) The Company shall furnish to the Investor such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus) relating to such Registrable Securities, in conformity with the requirements of the Securities Act, as the Investor may reasonably request in order to effect the offering and sale of the shares of such Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective, and the Company consents (except during a Blackout Period or event contemplated by Section 2.10(c)(3)(iii)-(v)) to the use of the Prospectus or any amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

(7) Prior to any offering of Registrable Securities pursuant to any Registration Statement, the Company shall use commercially reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky Laws of such states as the Investor shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or 90 days subsequent to the effective date of the Registration Statement, and do any and all other acts and things either reasonably necessary or advisable to enable the Investor to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where the Investor desires to effect such sales or other disposition; provided that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

(8) In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish the Investor, at the Company’s expense, on a timely basis with certificates free of any restrictive legends representing ownership of the Registrable Securities being sold in such denominations and registered in such names as the Investor shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities and to cooperate with the Investor and its underwriters (if any).

(9) Upon the occurrence of any event contemplated by Section 2.10(c)(3)(iii)-(v) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Investor of the occurrence of any Blackout Period or any event contemplated by Section 2.10(c)(3)(iii)-(v) above, the Investor shall suspend the use of the Prospectus, for a period not to exceed sixty calendar days in accordance with Section 2.10(b), until the requisite changes to the Prospectus have been made.

(10) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information as the managing underwriters administering an underwritten offering of the Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(11) If requested, the Company shall enter into an underwriting agreement with an investment banking firm or firms (in the case of a registration pursuant to Section 2.1 or 2.6 selected by the Investor) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 2.12 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 2.12 and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities.

(12) In the event the Investor proposes to conduct an underwritten Public Offering, then the Company shall: (i) make reasonably available for inspection by the Investor and its counsel, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Investor or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a “reasonable” investigation for purposes of Section 11(a) of the Securities Act; (ii) cause the Company’s officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, in each case, as is customary for similar due diligence examinations; provided that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Investor, such underwriter, or any such, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by Law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to the Investor and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Investor and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Registration Statement and the Prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (iv) obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Investor and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and (v) deliver such documents and certificates as may be reasonably requested by the Investor and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv) and (v) of this Section 2.10(c)(12) shall be performed at each closing under any underwritten offering to the extent required thereunder.

(13) The Company will use commercially reasonable best efforts to cause such Registrable Securities to be admitted for quotation on the NASDAQ Stock Market (“NASDAQ”) or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any Registration Statement hereunder.

(14) The Company shall use commercially reasonable best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation of senior management in “roadshows” as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and the Company shall secure the participation of its senior management for such purposes.

(15) The Company shall, at the reasonable request of the Investor, hold periodic meetings with representatives of the Investor to report on the market for the Company’s securities and opportunities for the Investor to effect sales of such Registrable Securities.

(d) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(1) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144, at all times;

(2) During such time as the Investor holds Registrable Securities, furnish to the Investor upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration.

2.11 Expenses of Registration

(a) Except as provided in subsection (b) of this Section, all fees and expenses incident to the registration and sale of Registrable Securities shall be borne by the Company whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to filings required to be made with NASDAQ and (B) fees and expenses of compliance with state securities or blue sky Laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of the Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, and the relevant fees and expenses of the Company’s transfer agent, printing Preliminary Prospectuses, Prospectuses, Prospectus supplements, including those delivered to or for the account of the Investor as provided in this Agreement, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and blue sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any “comfort letters” required by or incident to such performance), (v) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Rule 2720 of the Conduct Rules of the NASD (unless such qualified independent underwriter is required as a result of an affiliation between an underwriter selected by the Investor and the Investor, in which case such fees and expenses will be borne by the Investor), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) all out-of-pocket expenses of the Company (including, without limitation, expenses incurred by the Company, its officers, directors, employees and agents performing legal or accounting duties or preparing or participating in “roadshow” presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), and (viii) the fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any securities exchange or automated securities quotation system. The fees and expenses set forth in this Section 2.11(a) are collectively referred to as “Registration Expenses”.

(b) The Investor shall pay all underwriting discounts and commissions or broker’s commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of the Investor’s account as well as the fees and expenses of the Investor’s counsel.

(c) The Investor shall pay all out-of-pocket Registration Expenses reasonably incurred by the Company unless a Registration Statement shall be effected pursuant to Section 2.1 or 2.6 within 270 days after a withdrawal as provided in Section 2.5.

2.12 Indemnification

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by Law, the Investor and any underwriter participating in the distribution, their respective officers, directors, partners and agents and employees of each of them, each Person who controls the Investor or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of each such controlling Person (individually, an “Investor Indemnified Person”) from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of investigating, preparing to defend, defending and appearing as a third-party witness and attorneys’ fees and disbursements) and expenses, including any amounts paid in respect of any settlements (collectively, “Losses”), joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplements thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or form of prospectus, or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in either case, (i) to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use therein and (ii) if the Person asserting any such Losses who purchased the Registrable Securities which are the subject thereof did not receive a copy of an amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such Person (if it is determined that the Company has provided such Preliminary Prospectus and it was the responsibility of such Investor Indemnified Person to provide such Person with a current copy of the Prospectus or amended or supplemented Prospectus, as the case may be) and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended and supplemented).

(b) Indemnification by Investor. In connection with any Registration Statement in which the Investor as a holder of Registrable Securities is participating, the Investor shall severally but not jointly, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by Law, the Company, any underwriter participating in the distribution and their respective directors, officers, agents and employees, each Person who controls the Company or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Person (individually, a “Company Indemnified Person”), from and against any and all Losses, as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or in any amendment or supplement thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, or form of prospectus, or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use therein or (ii) the failure of the Investor (if it is determined that it was the responsibility of the Investor) at or prior to the written confirmation of the sale of the Registrable Securities to send or deliver a copy of an amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended or supplemented) to the Person asserting any such Losses who purchased the Registrable Securities which are the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended and supplemented).

(c) Conduct of Indemnification Proceedings. Each Indemnified Person shall give prompt notice to the party or parties from which such indemnity is sought (the “indemnifying parties”) of the commencement of any action or proceeding (including any governmental investigation) (collectively “Proceedings” and individually a “Proceeding”) with respect to which such Indemnified Person seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying party was otherwise unaware of such Proceeding and the indemnifying parties shall have been materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an Indemnified Person promptly after the receipt of written notice from such Indemnified Person of such Proceeding, to assume, at the indemnifying parties’ expense, the defense of any such proceeding, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred the fees and disbursements of such counsel related to such Proceeding; provided, however, that an Indemnified Person or Indemnified Persons (if more than one such Indemnified Person is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Indemnified Persons unless: (i) the indemnifying party or parties agree to pay such fees and expenses; or (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail promptly to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Persons; or (iii) the named parties to any such action (including any impleaded parties) include both an Indemnified Person and the indemnifying party, and the Indemnified

Person or Indemnified Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or an Affiliate of the indemnifying party and such Indemnified Person or Indemnified Persons in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Indemnified Persons different from or in addition to those available to the indemnifying party or such Affiliate, in which case, if such Indemnified Person or Indemnified Persons notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Person or Indemnified Persons. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or Indemnified Person or Indemnified Persons will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent each indemnifying party jointly and severally agrees, subject to the exception and limitations set forth above, to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement. No indemnification provided for in Section 2.12(a) or 2.12(b) shall be available to any party who shall fail to give notice as provided in this Section 2.12(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to an Indemnified Person otherwise than on account of the provisions of Section 2.12(a) or 2.12(b). No indemnifying party shall, without the consent of the Indemnified Person, consent to entry of any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 2.12 is unavailable to an Indemnified Person or is insufficient to hold such Indemnified Person harmless for any Losses in respect to which this Section 2.12 would otherwise apply by its terms, except by reasons of Section 2.12(a)(i) or (ii) hereof or the failure of the Indemnified Person to give notice as required in Section 2.12(c) hereof (provided that the indemnifying party was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice), then each applicable indemnifying party, in lieu of indemnifying such Indemnified Person, shall have an obligation to contribute to the amount paid or payable by such Indemnified Person as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such Indemnified Person, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 2.12(a) or Section 2.12(b) were available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.12(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Remedies Cumulative. The indemnity, contribution and expense reimbursement obligations under this Section 2.12 shall be in addition to any liability each indemnifying party may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person.

(f) Underwriting Agreement Controls. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

(g) Survival. The obligations of the Company and the Investor under this Section 2.12 shall survive the completion of any offering of Registrable Securities in a Registration Statement.

2.13 Assignment of Registration Rights

The registration rights set forth in this Agreement shall be transferable or assignable by the Investor, in whole or in part and from time to time; provided that each transferee agrees in writing to be subject to all the terms and conditions of this Agreement and provided further that the transferees can only exercise a Demand if they independently or together with the Investor and/or other transferees, satisfy the conditions and limits in Sections 2.1 through Section 2.6. The Investor shall notify the Company of any such transfer. No assignment by the Investor of its registration rights under this Agreement will have the effect of increasing the aggregate number of Demand obligations of the Company. The Investor shall not assign the registration rights to more than two parties in the aggregate.

ARTICLE 3

MISCELLANEOUS

3.1 Further Action

Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

3.2 Expenses

Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

3.3 Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.3):

(a)	if to the Company:

Corautus Genetics Inc.

75 Fifth Street, NW

Suite 313

Atlanta, GA 30318

Telecopy: (404) 526-6218

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, GA 30308

Telecopy: (404) 527-4198

Attention: Robert E. Tritt

(b)	if to the Investor:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Telecopy: (508) 650 8956

Attention: General Counsel

Any notice, if mailed and properly addresses with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

3.4 Interpretation and Rules of Construction

In this Agreement, except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise expressly indicated;

(b) the Section headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have such defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(i) all references to currency, monetary values and dollars shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

3.5 Public Announcements

No party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party in respect of this Agreement or the transactions contemplated by this Agreement, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

3.6 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

3.7 Entire Agreement

The Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

3.8 Remedies

In the event of a breach by any party of any of its obligations under this Agreement, the other party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Investor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or the Investor, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company or the Investor, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of the Company or the Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.9 Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that the Investor may assign registration rights in accordance with Section 2.13, the assignor shall however remain liable for any obligation in connection with a registration which was effected under this Agreement for such assignor.

3.10 Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.11 Governing Law

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

3.12 Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, each of the parties has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

CORAUTUS GENETICS INC.

By:	/s/ Richard E. Otto
Name:	Richard E. Otto
Title:	Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
Name:	Lawrence C. Best
Title:	Executive Vice President &
Chief Financial Officer

Exhibit A

List of Agreements relating to Registration Rights

1.	Investor Rights Agreement between Urogen Corp. Baxter Healthcare Corporation, Ivor Royston, Paul Quadros and Robert Sobol, dated July 8, 1998, as amended by the First Amendment to Investor Rights Agreement.

2.	Registration Rights Agreement between Genstar Therapeutics Corporation and certain holders dated May 15, 2000.

3.	Warrants agreement with SCO Financial, dated October 18, 2001.

4.	Warrant agreement with Lyon & Lyon, dated May 8, 2002.

5.	Two warrant agreements with CEOCast, Inc., dated June 19, 2002.

6.	Investor Rights Agreement between Corautus Genetics Inc. and Boston Scientific Corporation, dated July 30, 2003.

7.	Agreements with investors purchasing up to 3,000,000 shares of the Company’s common stock concurrently with or shortly after the closing for the Investment Agreement.